Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 3, 2015

	Name of Subsidiary	Jurisdiction
1	AVAD LLC	Delaware
2	Brightpoint, Inc.	Indiana
3	Brightpoint Device Engineering Services LLC	Indiana
4	Brightpoint Eclipse LLC	Indiana
5	Wireless Fulfillment Services Holdings, Inc.	Delaware
6	Wireless Fulfillment Services LLC	California
7	Brightpoint Services, LLC	Indiana
8	Brightpoint North America, Inc.	Indiana
9	Brightpoint North America L.P.	Delaware
10	2601 Metropolis LLC	Indiana
11	501 Airtech Parkway LLC	Indiana
12	Actify LLC	Indiana
13	Brightpoint Allpoints LLC	Indiana
14	Brightpoint Distribution LLC	Indiana
15	Brightpoint Latin America LLC	Indiana
16	Brightpoint de Mexico S.A. de C.V.	Mexico
17	Brightpoint Solutions de Mexico S.A. de C.V.	Mexico
18	Brightpoint North America Services LLC	Indiana
19	Touchstone Acquisition LLC	Indiana
20	Touchstone Wireless Repair and Logistics, LP	Pennsylvania
21	Touchstone Wireless Latin America LLC	Puerto Rico
22	Brightpoint International Ltd.	Delaware
23	Brightpoint Philippines Limited	British Virgin Islands
24	Brightpoint Thailand, Inc.	Indiana
25	BPGH LLC	Indiana
26	Brightpoint Global Holdings II, Inc.	Indiana
27	Brightpoint (Luxembourg) Sárl	Luxembourg
28	Brightpoint EUROPCO B.V.	the Netherlands
29	Brightpoint Europe ApS	Denmark
30	Ingram Micro Mobility Denmark A/S	Denmark
31	Brightpoint Germany Operations GmbH, in liquidation	Germany
32	Brightpoint Global Holdings C.V.	the Netherlands
33	Ingram Micro Slovakia, s.r.o.	Slovakia
34	CloudBlue Technologies, Inc.	Delaware
35	DBL Distributing LLC	Delaware
36	VPN Dynamics, Inc.	Delaware
37	Ingram Micro Philippines BPO LLC	Delaware
38	Ingram Micro CLBT LLC	Delaware
39	Ingram Micro CLBT	Pennsylvania
40	Ingram Micro Delaware Inc.	Delaware
41	Ingram Micro L.P.	Tennessee
42	Ingram Micro Texas L.P.	Texas
43	Ingram Micro Singapore Inc.	California
44	Ingram Micro Texas LLC	Delaware
45	Ingram Export Company Ltd.	Barbados
46	Ingram Micro Oy	Finland
47	Ingram Micro (Thailand) Ltd	Thailand
48	Ingram Micro Logistics Inc.	Cayman Islands
49	CIM Ventures Inc.	Cayman Islands

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 3, 2015

50	Export Services Inc.	California
51	Securematics, Inc.	California
52	Ingram Micro SB Inc.	California
53	Ingram Micro Americas Inc.	California
54	Ingram Micro Mexico LLC	Indiana
55	Ìngram Micro Compañia de Servicios, S.A. de C.V.	Mexico
56	Ingram Micro Mexico, S.A. de C.V.	Mexico
57	Ingram HoldCo SRL de C.V.	Mexico
58	Ingram Funding Inc.	Delaware
59	Ingram Micro Asia Pacific Pte. Ltd	Singapore
60	Ingram Micro Lanka (Private) Limited	Sri Lanka
61	Tech Pacific (Thailand) Co., Ltd	Thailand
62	Ingram Micro Management Company	California
63	Ingram Micro Global Holdings C.V.	the Netherlands
64	Ingram Micro Holdings (Australia) Pty Ltd	Australia
65	Ingram Micro Pty Ltd	Australia
66	Ingram Micro Australia Pty Ltd	Australia
67	Brightpoint Australia Pty Ltd	Australia
68	Ingram Micro Inc.	Ontario, Canada
69	AVAD Canada Ltd.	Canada
70	Global Mobility Products Inc.	Ontario, Canada
71	Ingram Micro Holdco Inc.	Ontario, Canada
72	Ingram Micro LP	Ontario, Canada
73	Ingram Micro Logistics LP	Ontario, Canada
74	SoftCom Group Inc.	Ontario, Canada
75	SoftCom Inc.	Ontario, Canada
76	SoftCom Biliºim Hizmetleri ve Ticaret A.ª.	Turkey
77	Ingram Micro Latin America & Caribbean LLC	Delaware
78	Ingram Micro Chile, S.A.	Chile
79	Ingram Micro Peru, S.A.	Peru
80	Ingram Micro SAS	Colombia
81	Ingram Micro SSC (Costa Rica) Ltda.	Costa Rica
82	Ingram Micro New Zealand Holdings	New Zealand
83	Tech Pacific Holdings (NZ) Limited	New Zealand
84	Ingram Micro (NZ) Limited	New Zealand
85	Brightpoint New Zealand Limited	New Zealand
86	Ingram Micro Global Holdings S.a.r.l.	Luxembourg
87	Ingram Micro Global Holdings LLC	Indiana
88	Ingram Micro Global Operations C.V.	the Netherlands
89	Ingram Micro Management Company SCS	Luxembourg
90	Ingram Micro WW Holdings Sarl	Luxembourg
91	Ingram Micro Hosting B.V.	the Netherlands
92	Ingram Micro Global Services B.V.	the Netherlands
93	Ingram Micro Europe B.V.	the Netherlands
94	Ingram Micro India SSC Limited	India
95	Ingram Micro India Limited	India
96	Ingram Micro (India) Exports Pte Ltd	Singapore
97	Ingram Micro Latin America	Cayman Islands
98	Ingram Micro Argentina, S.A.	Argentina
99	Ingram Micro Brasil Ltda.	Brazil
100	Ingram Micro Tecnologia E Informatica Ltda	Brazil

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 3, 2015

101	Ingram Micro Caribbean	Cayman Islands
102	Ingram Micro Luxembourg Sarl	Luxembourg
103	Brightpoint Switzerland S.A. in liquidation	Switzerland
104	Ingram Micro Finance Luxembourg Sarl	Luxembourg
105	Ingram Micro (Europe) PTE Ltd	Singapore
106	Ingram Micro Coordination Center BVBA	Belgium
107	Ingram Micro Europe BVBA	Belgium
108	Ingram Micro SAS	France
109	Ingram Micro AB	Sweden
110	Ingram Micro GmbH	Switzerland
111	Ingram Micro Holding GmbH	Germany
112	Ingram Micro Pan Europe GmbH	Germany
113	Ingram Micro Distribution GmbH	Germany
114	Ingram Micro Israel Ltd	Israel
115	Ingram Micro ApS	Denmark
116	Ingram Micro AS	Norway
117	Ingram Micro Mobility Germany GmbH	Germany
118	Brightpoint GmbH	Germany
119	Bright Creative Communications BV	the Netherlands
120	Ingram Micro Europe GmbH	Germany
121	Ingram Macrotron GmbH	Germany
122	Ingram Micro Administration GmbH	Germany
123	Ingram Micro Services GmbH	Germany
124	Ingram Micro Singapore Holdings S.a.r.l.	Luxembourg
125	Ingram Micro Asia Ltd.	Singapore
126	Brightpoint International (Malaysia) Sdn. Bhd.	Malaysia
127	Platinum Waves Wireless Sdn. Bhd.	Malaysia
128	Megawave Pte Ltd	Singapore
129	Ingram Micro Singapore (Indo-China) Pte Ltd	Singapore
130	PT Ingram Micro Indonesia	Indonesia
131	Ingram Micro Malaysia Sdn Bhd	Malaysia
132	Ingram Micro Hong Kong (Holding) Ltd	Hong Kong
133	Ingram Micro (China) Ltd	Hong Kong
134	Ingram Micro Holding (Thailand) Ltd	Thailand
135	Ingram Micro (China) Holding & Commercial Co. Ltd.	China
136	Ingram Micro Trading (Shanghai) Co. Ltd.	China
137	Shanghai Ingram Micro Logistics Co., Ltd.	China
138	Shanghai Ingram Micro IT Services Co., Ltd.	China
139	Ingram Micro Cloud Computing Solution Co., Ltd.	China
140	Ingram Micro (Shanghai) Commercial Factoring Co., Ltd.	China
141	Ingram Micro International Trading (Shanghai) Co., Ltd.	China
142	Tech Pacific (N.Z.) Ltd	New Zealand
143	Techpac Holdings Limited	Bermuda
144	Tech Pacific Asia Limited	British Virgin Islands
145	Tech Pacific (H.K.) Limited	Hong Kong
146	First Tech Pacific Distributors Sdn Bhd	Malaysia
147	Tech Pacific Inc.	Philippines
148	Tech Pacific Mauritius Limited	Mauritius
149	Techpac Mauritius Limited	Mauritius
150	Surajami Investment & Trading Co. Ltd	India
151	Aptec Holdings Limited	Dubai Intl Financial Centre

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 3, 2015

152	A Advanced Logistics Services LLC	United Arab Emirates
153	Advanced Technology Services FZ LLC	Dubai Internet City Free Zone
154	Aptec Distribution FZ LLC	Dubai Internet City Free Zone
155	Aptec Holding Egypt LLC	Egypt
156	Aptec Egypt LLC	Egypt
157	Aptec Lebanon SAL	Lebanon
158	Aptec Distribution (SA) Ltd.	British Virgin Islands
159	Aptec Bilgsayar Dagitim Danismanlik Eðitim Ithalat Ihracat Ve Ticaret Limited Sirketi	Turkey
160	Track Distribution Middle East FZ LLC	Dubai Internet City Free Zone
161	Aptec Saudi Arabia LLC	Saudi Arabia
162	Armada Bilgisayar Sistemleri Sanayi ve Ticaret Anonim Sirketi	Turkey
163	Supernet Systems Limited	UK
164	Ingram Micro SSC EMEA EOOD	Bulgaria
165	Ingram Micro BVBA	Belgium
166	Ingram Micro SL	Spain
167	Ingram Micro GmbH	Austria
168	Ingram Micro BV	the Netherlands
169	Ingram Micro Holdings Ltd	UK
170	Ingram Micro (UK) Ltd	UK
171	Brightpoint EMEA Enterprise Limited	UK
172	Brightpoint Great Britain Limited	UK
173	Ingram Micro Magyarorszag Kft	Hungary
174	Ingram Micro SRL	Italy
175	Brightpoint Holdings B.V.	the Netherlands
176	Axess Communication Sp. z o. o	Poland
177	Ingram Micro Southern Africa (Proprietary) Limited	South Africa
178	Ingram Micro Mobility Austria Holding GmbH	Austria
179	Ingram Micro Mobility Austria GmbH	Austria
180	Brightpoint Costa Rica Limitada	Costa Rica
181	Brightpoint European Regional Services, S.L.U.	Spain
182	Eclipse Support, S.L.U.	Spain
183	Ingram Micro Mobility Finland Oy	Finland
184	Brightpoint India Private Limited	India
185	Brightpoint International (Hong Kong) Limited	Hong Kong
186	Brightpoint Nordic AB	Sweden
187	Ingram Micro Mobility AS	Norway
188	Moobi Norway AS	Norway
189	Brightpoint Pakistan (Pvt.) Limited	Pakistan
190	Ingram Micro Philippines, Inc.	Philippines
191	Ingram Micro Poland Sp. z o.o.	Poland
192	Brightpoint Senegal SARL	Senegal
193	Brightpoint Singapore Pte. Ltd.	Singapore
194	Brightpoint Sub Saharan Africa (Proprietary) Limited	South Africa
195	Brightpoint Sweden Holding AB	Sweden
196	Ingram Micro Mobility Sweden AB	Sweden
197	Brightpoint Vietnam LLC	Vietnam
198	Dangaard Telecom Portugal, Unipessoal, Lda.	Portugal
199	Ingram Micro Portugal LDA	Portugal
200	Persequor Limited	British Virgin Islands

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 3, 2015

201	Persequor Holdings I Ltd.	British Virgin Islands
202	Brightpoint Middle East FZE	Dubia Airport Free Zone
203	Sequor Systems Ltd.	British Virgin Islands
204	Brightpoint Solutions FZE	Dubari Airport Free Zone
205	ProMark Technology, Inc.	Maryland
206	Shipwire, Inc.	Delaware
207	Eastvale Store LLC	California
208	Ingram Micro Services LLC	Delaware
209	Pinnacle Service Solutions Group, Inc.	Delaware
210	SoftCom America, Inc.	Delaware